                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 AMENDMENT No. 1

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 1, 2000



                       Horizon Organic Holding Corporation
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                     000-24337                  84-1405007
-----------------------------        -----------             -------------------
(State or other jurisdiction         (Commission               (IRS Employee
     of incorporation)               File Number)            Identification No.)



6311 Horizon Lane, Longmont, Colorado                                  80503
----------------------------------------                             ----------
(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (303) 530-2711



          --------------------------------------------------------------
          (Former name or former address, if changed since last report)


                         EXHIBIT INDEX APPEARS ON PAGE 4

     This Amendment No. 1 to Current Report on Form 8-K/A is filed for the purpose of filing the financial statements of Meadow Farms Limited ("Meadow Farms") required by Item 7(a) and the pro forma financial information required by Item 7(b).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

THE FOLLOWING DOCUMENTS ARE FILED AS PART OF THIS AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K/A.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements of Meadow Farms required by this Item are included beginning on page F-1.

(b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required by this Item is included beginning on page F-1.

(c)  EXHIBITS. See Exhibit Index on page 3.

                          INDEX TO FINANCIAL STATEMENTS

HORIZON ORGANIC HOLDING CORPORATION
PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
     ProForma Condensed Combined Consolidated Statements of Operations for the
       year ended December 31, 1999...................................................F-3
     ProForma Condensed Combined Consolidated Statements of Operations for the
       six months ended June 30, 2000.................................................F-4
     Notes to Pro Forma Condensed Combined Consolidated Statements of Operations......F-5

MEADOW FARMS LIMITED
HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS
     Independent Auditors' Report.....................................................F-6
     Consolidated Company Profit and Loss account for the years ended May 31,
       2000 and 1999..................................................................F-7
     Consolidated Balance Sheets as of May 31, 2000 and 1999..........................F-8
     Cash Flow Statements for the year ended May 31, 2000 and 1999....................F-9
     Notes to Consolidated Financial Statements......................................F-10

                       HORIZON ORGANIC HOLDING CORPORATION

        PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

The following unaudited pro forma condensed combined consolidated statements of operations have been prepared to give effect to the acquisition of Meadow Farms Limited which is described below.

On June 1, 2000, Horizon Organic Holding Corporation ("Horizon" or "Company"), through a wholly-owned subsidiary, acquired all of the outstanding and issued stock of Meadow Farms Limited ("Meadow Farms") (hereinafter, the "Acquisition"). Meadow Farms was a private company incorporated in England and Wales, and is based in Devon, England. The Acquisition includes Meadow Farms' wholly owned subsidiary, Organic Dairies Limited ("ODL"), which operates a processing and packaging plant that produces fluid milk in plastic bottles and paperboard cartons. ODL processes all of the organic milk marketed and sold by Meadow Farms.

The transaction has been accounted for as a purchase and the results of operations of Meadow Farms are included in the operations of the Company beginning June 1, 2000. The pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 assume the Acquisition was consummated on January 1, 1999.

In management's opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments for the year ended December 31, 1999, and the six months ended June 30, 2000, which are based upon available information. The pro forma statements do not purport to present the Company's results of operations that would have resulted had the acquisition been consummated as of the date or for the periods indicated and do not purport to project the Company's results of operations at any future date or for any future period, and should be read in conjunction with the Company's condensed consolidated financial statements as of and for the three and six months ended June 30, 2000 included in its Form 10-Q and the Company's consolidated financial statements as of and for the year ended December 31, 1999 included in its annual report on Form 10-K.

                       HORIZON ORGANIC HOLDING CORPORATION

       PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                    (in thousands, except per share amounts)

                          YEAR ENDED DECEMBER 31, 1999
                                   (UNAUDITED)



                                                                                              PRO FORMA          PRO FORMA
                                                           HORIZON        MEADOW FARMS       ADJUSTMENTS          COMBINED
                                                           --------       ------------       -----------         ---------
Net sales .........................................        $ 84,771           21,322              --              106,093
Cost of sales .....................................          56,591           18,633          (2,576)(a)           72,648
                                                           --------          -------          ------             --------
      Gross profit ................................          28,180            2,689           2,576               33,445
                                                           --------          -------          ------             --------
Operating expenses:
      Selling .....................................          18,399            1,095              --               19,494
      General and administrative ..................           7,400              485           1,846 (b)            9,731
                                                           --------          -------          ------             --------
         Total operating expenses .................          25,799            1,580           1,846               29,225
                                                           --------          -------          ------             --------
Operating income ..................................           2,381            1,109             730                4,220
                                                           --------          -------          ------             --------
Other income (expense):
      Interest income (expense), net ..............             151               --          (2,229)(c)           (2,078)
      Other income (expense), net .................             (93)              95              --                    2
                                                           --------          -------          ------             --------
         Total other income (expense) .............              58               95          (2,229)              (2,076)
                                                           --------          -------          ------             --------
         Income before income taxes ...............           2,439            1,204          (1,499)               2,144

Income tax benefit (expense) ......................          (1,037)            (361)            540 (d)             (858)
                                                           --------          -------          ------             --------
Net income ........................................        $  1,402              843            (959)               1,286
                                                           ========          =======          ======             ========
Net income per basic and diluted share -
      net income per share - basic ................        $   0.15                                                  0.13
                                                           ========                                              ========
      net income per share - diluted ..............        $   0.14                                                  0.13
                                                           ========                                              ========
      Weighted average shares outstanding - basic .           9,668                                                 9,668
                                                           ========                                              ========
      Weighted average shares outstanding - diluted           9,992                                                 9,992
                                                           ========                                              ========

             See notes to pro forma condensed combined consolidated
                          statements of operations.

                       HORIZON ORGANIC HOLDING CORPORATION

         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

                    (in thousands, except per share amounts)

                         SIX MONTHS ENDED JUNE 30, 2000
                                   (UNAUDITED)


                                                                          MEADOW FARMS
                                                                          FIVE MONTHS
                                                                             ENDED          PRO FORMA       PRO FORMA
                                                           HORIZON        MAY 31, 2000     ADJUSTMENTS      COMBINED
                                                           --------       ------------     -----------      ---------
Net sales ........................................        $ 56,027           11,760            --              67,787
Cost of sales ....................................          37,397            9,628          (975)(a)          46,050
                                                          --------          -------          ----             -------
     Gross profit ................................          18,630            2,132           975              21,737
                                                          --------          -------          ----             -------
Operating expenses:
     Selling .....................................          11,813            1,027            --              12,840
     General and administrative ..................           4,921            1,688           752(b)            7,361
                                                          --------          -------          ----             -------
        Total operating expenses .................          16,734            2,715           752              20,201
                                                          --------          -------          ----             -------
Operating income .................................           1,896             (583)          223               1,536
                                                          --------          -------          ----             -------
Other income (expense):
     Interest income (expense), net ..............            (491)              --          (950)(c)          (1,441)
     Other income (expense), net .................             (25)              47            --                  22
                                                          --------          -------          ----             -------
        Total other income (expense) .............            (516)              47          (950)             (1,419)
                                                          --------          -------          ----             -------
        Income before income taxes ...............           1,380             (536)         (727)                117
Income tax benefit (expense) .....................            (559)              --           586(d)               27
                                                          --------          -------          ----             -------
Net income .......................................        $    821             (536)         (141)                144
                                                          ========          =======          ====             =======
Net income per basic and diluted share -
     net income per share - basic ................        $   0.08                                               0.01
                                                          ========                                            =======
     net income per share - diluted ..............        $   0.08                                               0.01
                                                          ========                                            =======
     Weighted average shares outstanding - basic .           9,765                                              9,765
                                                          ========                                            =======
     Weighted average shares outstanding - diluted          10,037                                             10,037
                                                          ========                                            =======

            See notes to pro forma condensed combined consolidated
                           statements of operations.

                      HORIZON ORGANIC HOLDING CORPORATION

    NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)

(1)  BASIS OF PRESENTATION

On June 1, 2000, Horizon Organic Holding Corporation (the "Company") acquired all of the outstanding and issued stock of Meadow Farms Limited ("Meadow Farms"), a private company incorporated in England and Wales, for approximately $23.9 million in cash plus Acquisition costs of $1.3 million. The acquisition included Meadow Farm's wholly owned subsidiary, Organic Dairies Limited, which operates a processing and packaging plant that produces fluid milk which is marketed and sold by Meadow Farms. The acquisition was accounted for as a purchase and the excess of cost over the fair value of acquired net tangible assets of approximately $24.2 million was recognized as intangible assets and is being amortized on a straight-line basis generally over 15 years. The acquisition was financed with the proceeds from a $25 million Senior Secured Term Note with an annual interest rate of LIBOR plus a varying margin spread of 1.65% to 2.5% (9.15% at June 30, 2000).

(2)  PRO FORMA ADJUSTMENTS

     The following pro forma adjustments give effect to the Acquisition of Meadow Farms as of January 1, 1999.

     (a) Reflects the elimination of discretionary bonuses paid to the former owners and related parties of Meadow Farms. These bonuses will not be paid after the Acquisition.

     (b) Reflects the amortization of intangible assets recorded as a result of the Acquisition. The excess of cost over the fair value of acquired net tangible assets of approximately $24.2 million is being amortized on a straight-line basis generally over 15 years.

     (c) Reflects the increase in interest expense due to the $25 million Senior Secured Term Note obtained to finance the Meadow Farms acquisition at an assumed interest rate of 9.15%.

     (d) Reflects the adjustment for income tax expense. This adjustment assumes a tax deduction in the United Kingdom for interest relating to the $18 million of intercompany debt due from Meadow Farms to the Company computed at an annual rate of 9.15%. This adjustment also assumes that the tax benefit computed will be realized by Meadow Farms for the six months ended June 30, 2000.

kpmg

                    Marlborough House
                    Fitzalan Court
                    Fitzalan Road
                    Cardiff CF24 0TE
                    United Kingdom




REPORT OF THE AUDITORS TO THE MEMBERS OF MEADOW FARMS LIMITED


We have audited the financial statements on pages 5 to 15.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors are responsible for preparing the directors' report and the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established in the United Kingdom by statute, the Auditing Practices Board and by our profession's ethical guidance.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act. We also report to you if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the other information accompanying the financial statements and consider whether it is consistent with those statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 May 2000 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.


                                                                 10 August 2000
CHARTERED ACCOUNTANTS
REGISTERED AUDITORS

CONSOLIDATED PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31 MAY 2000

                                                                              2000                 1999
                                                             NOTE               L                   L
TURNOVER                                                                   16,017,383           9,391,569
Cost of sales                                                             (14,222,741)         (8,793,235)
                                                                          -----------          ----------
GROSS PROFIT                                                                1,794,642             598,334
Administrative expenses                                                    (1,427,937)           (338,210)
Other operating income                                                         52,039              37,023
                                                                          -----------          ----------
OPERATING PROFIT                                                              418,744             297,147
Income from investments                                         3              18,639                 215
Other interest receivable and similar income                    4               6,552               7,418
Interest payable and similar charges                            5              (1,120)               (368)
                                                                          -----------          ----------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                 2-5             442,815             304,412
Tax on profit on ordinary activities                            6            (129,494)            (62,453)
                                                                          -----------          ----------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION                                  313,321             241,959
Dividends on equity shares                                      7             (72,000)           (144,000)
                                                                          -----------          ----------
RETAINED PROFIT FOR THE YEAR                                                  241,321              97,959
                                                                          ===========          ==========


All of the company's operations are classed as continuing.

The profit and loss account includes all the gains and losses recognized by the group in both financial years.

CONSOLIDATED BALANCE SHEET
AT 31 MAY 2000


                                                                          2000                          1999
                                                        NOTE        L              L               L               L

FIXED ASSETS
Goodwill                                                  8                       683,804                             --
Tangible assets                                          10                     1,005,852                        228,442

CURRENT ASSETS
Stocks                                                   11        206,960                        129,600
Debtors                                                  12      2,537,695                      1,749,603
Investments                                              13             --                            501
Cash at bank and in hand                                            15,612                        150,760
                                                                ----------                     ----------
                                                                 2,760,267                      2,030,464
  CREDITORS: amounts falling due within one year         14     (4,010,267)                    (2,039,871)
                                                                ----------                     ----------
                                                                               (1,250,000)                        (9,407)
                                                                               ----------                      ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                             439,656                        219,035

  CREDITORS: amounts falling due after more
    than one year                                        15                            --                        (20,700)
                                                                               ----------                      ---------
NET ASSETS                                                                        439,656                        198,335
                                                                               ==========                      =========

Capital and reserves
Called up share capital                                  16                           144                            144
Profit and loss account                                  17                       439,512                        198,191
                                                                               ----------                      ---------
SHAREHOLDERS' FUNDS                                                               439,656                        198,335
                                                                               ==========                      =========


CASH FLOW STATEMENT
FOR THE YEAR ENDED 31 MAY 2000

                                                                  Note              2000               1999
                                                                                      L                 L
Net cash flow (outflow)/inflow from operating activities               18          (95,762)          327,053

Returns on investments and servicing of finance                        20          (66,568)         (136,950)

Capital expenditure and financial investment                           20          (19,365)          (97,310)

Taxation                                                                            70,599           (58,755)
                                                                                  --------            ------
(Decrease)/increase in cash                                                       (111,096)           34,038
                                                                                  ========            ======

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS (NOTE 19)


                                                       2000               1999
                                                         L                 L
(Decrease)/increase in net funds in the year         (111,096)          34,038

Net funds at 1 June 1999                              126,708           92,670
                                                     --------          -------
Net funds at 31 May 2000                               15,612          126,708
                                                     ========          =======


PURCHASE OF SUBSIDIARY UNDERTAKINGS

                                                 L
NET ASSETS ACQUIRED
Tangible fixed assets                          905,660
Stocks                                          15,040
Taxation payable                               (53,724)
Creditors                                     (167,846)
                                             ---------
                                               699,130
GOODWILL                                       683,804
                                             ---------
                                             1,382,934
                                             =========
SATISFIED BY
Cash                                           132,934
Consideration unpaid at 31 May 2000          1,250,000
                                             ---------
                                             1,382,934
                                             =========


NOTES
(FORMING PART OF THE FINANCIAL STATEMENTS)


1    ACCOUNTING POLICIES

The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's financial statements.

BASIS OF PREPARATION

The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

GOODWILL

Purchased goodwill (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) arising on business combinations in respect of acquisitions since 1 January 1998 is capitalised. Positive goodwill is amortised to nil by equal annual instalments over its estimated useful life of 15 years.

FIXED ASSETS AND DEPRECIATION

Depreciation is provided to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:

Plant and machinery                 -       25% reducing balance basis
Processing equipment                -       25% reducing balance basis

GOVERNMENT GRANTS

Capital based government grants are included within accruals and deferred income in the balance sheet and credited to operating profit over the estimated useful economic lives of the assets to which they relate.

STOCKS

Stocks are stated at the lower of cost and net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, the weighted average purchase price is used. For work in progress and finished goods cost is taken as production cost, which includes an appropriate proportion of attributable overheads.

TAXATION

The charge for taxation is based on the profit for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

Advance corporation tax recoverable by deduction from future corporation tax is carried forward within deferred taxation or as ACT recoverable within debtors as appropriate.

TURNOVER

Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to customers.


2    PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                           2000             1999
                                                                                             L                L
PROFIT/[LOSS] ON ORDINARY ACTIVITIES BEFORE TAXATION IS STATED AFTER CHARGING:
Auditors' remuneration:
     Audit                                                                                  2,400            2,400
Depreciation                                                                               33,820           42,188
                                                                                           ======           ======
Directors' emoluments and other benefits                                                       --               --
                                                                                           ======           ======


3    INCOME FROM INVESTMENTS

                                                                                           2000             1999
                                                                                             L                L
Dividends received                                                                         18,639              215
                                                                                           ======           ======



4    OTHER INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                           2000             1999
                                                                                             L                L
Bank interest                                                                               6,552            7,418
                                                                                           ======           ======

5    INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                           2000             1999
                                                                                             L                L
On bank loans and overdrafts                                                                1,120              331
On all other loans                                                                             --               37
                                                                                          -------          -------
                                                                                            1,120              368
                                                                                          =======          =======

6    TAXATION

                                                                                           2000             1999
                                                                                           L000             L000
UK CORPORATION TAX
Current tax on income for the period                                                      129,494           62,453
Adjustments in respect of prior periods                                                        --               --
                                                                                          -------          -------
                                                                                          129,494           62,453
                                                                                          =======          =======

7    DIVIDENDS AND OTHER APPROPRIATIONS

                                                                                           2000             1999
                                                                                             L                L
Equity shares:
     Dividends paid                                                                        72,000          144,000
                                                                                          =======          =======


8    CONSOLIDATED INTANGIBLE FIXED ASSETS

                                                                                        Goodwill
                                                                                            L
COST AND NET BOOK VALUE
At beginning of year                                                                           --
Additions                                                                                 683,804
                                                                                          -------
At end of year                                                                            683,804
                                                                                          =======

9    COMPANY TANGIBLE FIXED ASSETS

                            LEASEHOLD         PLANT AND           MOTOR          TOTAL
                            PROPERTY          MACHINERY         VEHICLES
                               L                  L                L               L
COST
At beginning of year          87,830           237,338           45,501           370,669
Additions                         --                --               --                --
Disposals                    (87,830)           (9,208)         (20,750)         (117,788)
                             -------           -------           ------          --------
At end of year                    --           228,130           24,751           252,881
                             =======           =======           ======          ========
DEPRECIATION
At beginning of year              --           129,658           12,569           142,227
Charge for year                   --            22,777           11,043            33,820
Released on disposal              --            (7,640)         (15,718)          (23,358)
                             -------           -------           ------          --------
At end of year                    --           144,795            7,894           152,689
                             =======           =======           ======          ========
NET BOOK VALUE
AT 31 MAY 2000                    --            83,335           16,857           100,192
                             -------           -------           ------          --------
At 31 May 1999                87,830           107,680           32,932           228,442
                             =======           =======           ======          ========


10    Group tangible assets

                                                   LEASEHOLD         PLANT AND           MOTOR
                                                   PROPERTY          MACHINERY         VEHICLES             TOTAL
                                                       L                 L                 L                  L
COST
At beginning of year                                 87,830             237,338           45,501             370,669
Additions on purchase of subsidiary                      --           1,069,585            2,345           1,071,930
Disposals                                           (87,830)             (9,208)         (20,750)           (117,788)
                                                    -------           ---------          -------           ---------
At end of year                                           --           1,297,715           27,096           1,324,811
                                                    =======           =========          =======           =========

DEPRECIATION
At beginning of year                                     --             129,658           12,569             142,227
Charge for year                                          --              22,777           11,043              33,820
Disposals                                                --              (7,640)         (15,718)            (23,358)
Accumulated depreciation on assets acquired              --             166,270               --             166,270
                                                    -------           ---------          -------           ---------
At end of year                                           --             311,065            7,894             318,959
                                                    =======           =========          =======           =========

NET BOOK VALUE
AT 31 MAY 2000                                           --             986,650           19,202           1,005,852
                                                    -------           ---------          -------           ---------
At 31 May 1999                                       87,830             107,680           32,932             228,442
                                                    =======           =========          =======           =========


11   STOCKS

                                                        GROUP
                                               2000             1999
                                                 L                L
Stock                                        206,960           129,600
                                           =========         =========

12   DEBTORS


                                                        GROUP
                                               2000             1999
                                                 L                L
Trade debtors                              2,132,957         1,449,785
Other debtors                                399,859           195,478
Prepayments and accrued income                 4,879             3,642
Taxation                                          --           100,698
                                           ---------         ---------
                                           2,537,695         1,749,603
                                           =========         =========

13   FIXED ASSET INVESTMENTS

                                   COUNTRY OF           PRINCIPAL             CLASS AND
                                  INCORPORATION         ACTIVITY              PERCENTAGE
                                                                              OF SHARES
                                                                                 HELD

SUBSIDIARY UNDERTAKINGS           United Kingdom    Processing of milk       Ordinary share
Organic Dairies Limited                                                      capital - 100%

14   CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                        GROUP
                                               2000             1999
                                                 L                L
Bank loans and overdrafts                         --            24,052
Trade creditors                            1,709,579         1,062,835
Amounts owed to group undertakings                --                --
Corporation tax                              197,571            44,452
Amount due on acquisition of subsidiary    1,250,000                --
Other creditors and accruals                 844,481           904,392
Accruals and deferred income                   8,636             4,140
                                           ---------         ---------
                                           4,010,267         2,039,871
                                           =========         =========


15   CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                         2000
                                           L
Balance at beginning of year            20,700
Released to profit during year         (20,700)
                                       -------
Balance at end of year                      --
                                       =======


16   CALLED UP SHARE CAPITAL

                                                      1999           2000
                                                        L              L
Authorised
Equity: Ordinary shares of L  1   each               100,000         31,000
                            -----
                                                    --------       --------
ALLOTTED, CALLED UP AND FULLY PAID
Equity: Ordinary shares of L1 each                       144            144
                                                    ========       ========

17   RESERVES

                                       PROFIT
                                      AND LOSS
                                       ACCOUNT
                                          L
At beginning of year                   198,191
Retained profit for the year           241,321
                                       -------
At end of year                         439,512
                                       =======

18. RECONCILIATION OF OPERATING PROFIT TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES

                                                               1999             2000
                                                                L                 L
Operating profit                                             418,744           297,147
Depreciation on tangible fixed assets                         33,820            42,188
Increase in stocks                                           (62,320)          (66,669)
Increase in debtors                                         (888,789)         (767,840)
Increase in creditors                                        402,783           822,227
                                                            --------          --------
Net cash (outflow)/inflow from operating activities          (95,762)          327,053
                                                            ========          ========



19.  ANALYSIS OF NET FUNDS

                              At 1 June            Cash          At 31 May
                                1999              Flows            2000
                                  L                 L               L
Cash in hand, at bank          150,760          (135,148)         15,612
Overdraft                      (24,052)           24,052              --
                               -------          --------          ------
Total                          126,708          (111,096)         15,612
                               =======          ========          ======


20.  ANALYSIS OF CASH FLOW FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                           1999            2000
                                                            L                L
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                          6,552             7,418
Interest paid                                             (1,120)             (368)
Dividends paid                                           (72,000)         (144,000)
                                                        --------          --------
                                                         (66,568)         (136,950)
                                                        ========          ========

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Acquisition of subsidiary                               (132,934)               --
Other investments                                         19,139              (286)
Purchase of tangible fixed assets                             --          (172,221)
Receipts from sale of tangible fixed assets               94,430            75,197
                                                        --------          --------
                                                         (19,365)          (97,310)
                                                        ========          ========


21.  RELATED PARTY DISCLOSURES

The company was controlled during the current, and throughout the previous period by its directors, who between them owned 54% of the ordinary shares of the company; and members of their close family who owned the remaining 46% of the shares.

During the year, the company was supplied with organic milk by three directors, Mr G Persey, Mr H Persey and Mr R Persey, who all operate farms where the milk is produced. The transactions in the year for Mr G Persey were L1,039,940 (1999: L1,067,800) and the sum of L74,510 was unpaid at the balance sheet date. The transactions in the year for Mr R Persey were L986,288 (1999: L1,072,856) and the sum of L63,751 was unpaid at the balance sheet date. The transactions in the year for Mr H Persey were L1,109,717 (1999: L1,094,042), and the sum of L67,986 was unpaid at the balance sheet date.

See "debtors" and "creditors" for details of amounts owed to and from Organic Dairies Limited.

During the year, the company was provided with management services by Dunsford Management Consultants, a business of which the director, Mr P Dunsford is a partner. The value of these services for the year amounted to L1,177,416 (1999: L178,745). At 31 May 2000 the sum of L289,646 was unpaid.

During the year, the company was provided with administration services by Lear Browne and Dunsford Limited, a company of which the director, Mr P Dunsford is a director and shareholder. The value of these services for the year amounted to L28,039 (1999: L57,668). At 31 May 2000 there were no amounts owed to or from the company.

During the year, the company was charged for processing, packaging and other sundry charges by Organic Dairies Limited, a company registered in the UK, of which Meadow Farms Limited was a 50% shareholder before acquisition. The value of these charges for the year amounted to L3,766,159 (1999: L1,137,328).

During the year, the company paid rent to a director, Mr G Persey, for its leaseholder premises at Willand, Devon. These premises are then sub-let to Meadow Farms Eggs Limited, a company registered in the UK, of which Meadow Farms Limited was a 50% shareholder. Also, two directors of Meadow Farms Limited, Mr R Persey and Mr P Dunsford, are also directors of Meadow Farms Eggs Limited. The amount of rent paid in the year amounted to L18,750 (1999:
L24,253). The amount of rent received in the year amounted to L27,200 (1999:
L32,883). At 31 May 2000, there were no amounts owed to or from the company. During the year the company made purchases of L8,604 from Meadow Farms Eggs Limited.

22.  POST BALANCE SHEET EVENTS

On 1 June 2000 Horizon Organic Holdings Corporation (a company registered in the United States of America) through a wholly owned subsidiary (registered in England and Wales) acquired the entire share capital of the company.

23.   ULTIMATE PARENT UNDERTAKING OF LARGER GROUP OF WHICH THE COMPANY IS A
MEMBER

The company is a wholly owned subsidiary undertaking of Horizon Organic Dairies Limited, a company incorporated in the United Kingdom.

24.   DIFFERENCES FROM UNITED STATES ACCOUNTING PRINCIPLES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("U.K. GAAP"), which differ in certain respects from those principles and practices generally accepted in the United States ("U.S. GAAP"). Except as noted below, none of these differences have a material effect on the consolidated financial statements of the Company.

Under U.S. GAAP, the Company would have been required to reduce the capital profit and loss account for dividends declared; these dividends of L72,000 and L144,000 during 2000 and 1999, respectively, were expensed under U.K. GAAP.


2000                                                       U.K. GAAP                       U.S. GAAP
CONSOLIDATED PROFIT AND LOSS ACCOUNT
RETAINED PROFIT FOR THE YEAR                                 226,966                         298,966


1999                                                       U.K. GAAP                       U.S. GAAP

Consolidated profit and loss account
Retained profit for the year                                  97,959                         241,959


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                       HORIZON ORGANIC HOLDING CORPORATION


Dated: August 14, 2000                 By: /s/ Thomas P. Briggs
                                          --------------------------------------
                                          Thomas P. Briggs
                                          Vice President, Finance and
                                          Administration, Chief Financial
                                          Officer, Treasurer and Assistant
                                          Secretary (principal financial and
                                          accounting officer of the Company)

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
    2.1        Share Sale Agreement Dated May 31, 2000 (the "Agreement")
               (previously filed as Exhibit 2.1 to the Registrant's Current
               Report on Form 8-K dated June 1, 2000 and filed on June 15,
               2000). As allowed in Item 601 of Regulation S-K, some of the schedules to the Agreement have not been filed. A list of the schedules to the Agreement is contained in the table of contents of the Agreement. A list of the omitted schedules to the
               Agreement is set forth as Exhibit 99.1. The Registrant hereby agrees to furnish a copy to the Commission of any omitted
               schedule upon request.

   23.1        Consent of KPMG.

   99.1        Omitted Schedule List (previously filed as Exhibit 99.1 to the
               Registrant's Current Report on Form 8-K dated June 1, 2000 and filed on June 15, 2000).


                                       4